Exhibit 10.38

                       United Breweries of America, Inc.

October 23, 1997


Martin J. Lombardi
Vice President
Savings Bank of Mendocino County
P.O. Box 3600
Ukiah, Ca. 95449

Dear Marty,

It was very nice speaking with you yesterday. As I shared with you, we certainly appreciate your cooperation and the support of the Savings Bank of Mendocino with regard to United Breweries of America's proposed investment in the Mendocino Brewing Company ("MBC").

Pursuant to your request, I am writing you this note in order to formalize our understanding with respect to your Commitment Letter dated October 15, 1997, which references the terms and conditions of your Commitment Letter dated September 13, 1997, to Michael Laybourn and Norman Franks of Mendocino Brewing Company.

1. The proposed Interest Rate for the permanent financing is one and one half (1-1/2) percent over the Prime Rate.

2. Paragraph 5 b. Referencing collateral. You agree to omit the "as well as inventory, chattel paper, accounts, equipment, general intangibles etc.".

3. Section 5. Referencing collateral. As you reference in your Commitment Letter dated, October 15, 1997; you will omit all language with reference to the Public Offering.

4. Paragraph 7f. Referencing lease financing. You agree to omit complete paragraph, as it is no longer applicable.

5. Paragraph 7G. Regarding Dean Strupp & Associates Appraisals, you agree to waive this requirement.

6. It is agreed that the bank terms, covenants and/or requirements with respect to this permanent financing loan facility, will allow MBC the ability to do the following without triggering any default provisions;

Martin J. Lombardi
Vice President
Savings Bank of Mendocino County
Page 2.


         a. Should we choose to, buy back the preferred shareholders in an amount of $180,000.

         b. In light of the transaction proposed between UBA and MBC, to write off certain items, if we feel it is in the best interest of the company. Such items are accounting related items in the amount of $200,000 and a potential distributor claim in the amount of $400,000.

UBA obviously is not assuming any of MBC's liabilities to the Savings Bank of Mendocino. Our interest in discussing these matters with you is to confirm our understanding of the financial terms and conditions of MBC's banking facilities and our understanding of the status of MBC's relationship with the Savings Bank of Mendocino.

If the above represents your understanding of our conversation, please sign below.

Kindest Regards,



/s/ Jerome G. Merchant
----------------------------------
Jerome G. Merchant
Director
Strategic Planning



/s/ Martin J. Lombardi
----------------------------------
Martin J. Lombardi
Vice President
Savings Bank of Mendocino County